UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 6, 2015
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 6, 2015, the Board of Directors of the Company elected Kimberly S. Stevenson to the Board of Directors. Ms. Stevenson will also serve as a director on the Board of Boston Private Bank & Trust Company (the “Bank”).  Ms. Stevenson will serve as a member of the Company and the Bank Risk Management, and Wealth Management / Trust and Investment Committees.
There is no arrangement or understanding between Ms. Stevenson and any other persons pursuant to which she was selected as a director.
A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated by reference herein.
Item 8.01.    Other Events
On October 6, 2015 the Board of Directors of the Company elected Corey A. Griffin and Anne L. Randal to the board of directors of the Bank. Corey A. Griffin will continue to serve as Chief Operating Officer of Boston Private Wealth LLC, a wholly-owned subsidiary of the Bank and as Chief Executive Officer of the Company’s Investment Management segment.
Anne Randall joined the Bank in 1995 and served as Chief Financial Officer of the Bank until 2015. She currently serves as the Bank's Chief Operating Officer.
Neither appointment to the board was pursuant to any arrangement or understanding with any other person.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press Release of the Company dated October 6, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Executive Vice President, Chief Financial and Administrative Officer
Date: October 6, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated October 6, 2015